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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Troy Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Troy Group, Inc. 1998 Stock Incentive Plan of our report dated January 14, 2000, with respect to the financial statements of Troy Group, Inc. included in such Company's Annual Report on Form 10-K for the year ended November 30, 1999.



                                         MCGLADREY & PULLEN, LLP

                                         /s/ MCGLADREY & PULLEN, LLP


Anaheim, California
April 12, 2000